Exhibit 10.11.1

LOAN RESTRUCTURE AGREEMENT

This Loan Restructure Agreement (hereafter referred to as the “Agreement”) is entered into as of December 7, 2009 by and among CoActiv Capital Partners, Inc. (hereinafter referred to as “CoActive”), and Pure Earth, inc. Pure Earth Materials, Inc., (Pennsylvania Corporations) and Juda Construction, Ltd., as co-Borrowers (“Borrowers”).

BACKGROUND

WHEREAS, on November 19, 2007, CoActiv and the Borrowers entered into a Security Agreement and Promissory Note Agreement No. 18056 and thereafter on or about May 30, 2008, the Borrowers entered into a Security Agreement and Promissory Note No. 29199, collectively (the “Agreement”), pursuant to which CoActiv loaned to the Borrowers the aggregate original principal sum of $2,465,000.00, all of which is secured by certain Equipment.  The foregoing loans are also known as System Loan No(s) 106629-003 and 106629-002, (each, individually, a “Loan” and together, collectively, the “Loans”), upon the terms and conditions set forth in the Agreements.

The Agreement, together with all modifications, amendments and supplements thereto, and all certificates of delivery and acceptance, UCC financing statements, and other agreements and/or documents executed in connection therewith are hereinafter referred to, collectively, as the “Loan Documents”.

WHEREAS, the Borrowers have r4equested and CoActiv has agreed, subject to the terms and conditions hereof, to modify the Agreement and restructure the Borrower’s obligations thereunder, as set forth herein.

WHEREAS, a capitalized terms contained herein which are not otherwise defined shall have the meanings ascribed to such terms in the respective Loan Documents.

NOW, THEREFORE, for and in consideration of the execution of this Agreement and the mutual covenants and promises contained herein, the parties, each expressly intending to be legally bound, agree as follows:

  1. Validity and Enforceability of Loan Documents

1.1 Except as expressly amended, modified, replaced, nullified or supplemented hereby, all of the terms and provisions of the Loan Documents shall remain in full force and effect and, except as expressly modified hereby, are hereby ratified and confirmed.  To the extent of any inconsistency between the Loan Documents and this Agreement, this Agreement shall control.

2. Acknowledgment of Obligations.  The Borrowers acknowledge and agree that as of December 7, 2009, the Borrowers owe to CoActiv the following amounts with respect to the Loans, plus CoActiv’s fees and costs, including, without limitation, the fees and costs of the CoActiv’s counsel in the amount of $0.00 and CoActiv’s appraiser in the amount of $0.00 incurred in connection with the administration and enforcement of the Loans (collectively, the “Existing Obligations”), all without offset, counterclaims or defenses of any kind and together with additional fees and costs, which may be incurred by CoActiv and additional interest accruing at the per diem rates set forth in this Section 2:

Loan No.	Outstanding Loan Payments	Taxes	Late Charges	Insurance	Total Obligations
106629-003	$1,201,728.84	$	$	$	$1,201,728.84
106629-002	$157,749.12	$	$	$	$157,749.12

3. Restructure Obligations.  The parties hereto agree that upon the execution of this Agreement, all of the Existing Obligations shall be restructure and the Borrowers shall make payments to CoActiv as follows:

3.1 One payment, due with the execution of this Agreement, and representing a restructure fee in the amount of $15,000.00, that must be paid via wire transfer or certified funds to CoActiv, 655 Business Center Drive, Horsham, Pennsylvania, 19044.  Payment to be received no later than December 14, 2009.

3.2 Beginning November 1, 2009, and continuing each month thereafter on the 1st day of each successive month, Borrowers shall make monthly payments, representing the new restructured amounts due under each Agreement until such time as the balance is paid in full as follows:

Loan 106629-003

Payment Start Date	Payment Amount	Number of Payments	Tenor	Final Payment
11-01-2009	$8,850.00	6	Monthly	4-01-2010
5-01-2010	$57,855.88	20	Monthly	12-01-2011

Loan 106629-002

Payment Start Date	Payment Amount	Number of Payments	Tenor	Final Payment
11-01-2009	$1,179.25	6	Monthly	4-01-2010
5-01-2010	$6,076.14	26	Monthly	6-01-2012

Plus applicable taxes

3.3 On the date of the final payment applicable to each Loan, the Borrowers shall pay in full any remaining balance on such Loan, together with all accrued but unpaid principal, interest, late charges, and costs and fees incurred by CoActiv to the date of that final payment.

4.	Breach of Agreement; CoActiv’s Remedies

4.1           Any one or more of the following shall constitute a breach under this Agreement:  (a) the occurrence of a default or an Event of Default under the Loan Documents (as modified hereby):  (b) failure of the Borrowers to make any payment pursuant to the terms described above within five (5) business days of the payment due date;  (c) any representation or warranty made by the Borrowers in this Agreement proves to be false or misleading in any material respect when made;  (d) the Borrowers institute or commence any action or any legal or equitable proceeding seeking to rescind, amend, alter, revoke, terminate, or otherwise modify the provisions of this Agreement or the Loan Documents;  (d) the validity, binding nature of, or enforceability of any term or provision of this Agreement is disputed or any material term or provision of this Agreement is found or declared to be invalid, avoidable, or unenforceable by any court of competent jurisdiction;  (e) a bankruptcy petition is filed by or against the Borrowers or a receiver, liquidator, custodian, trustee or similar official or fiduciary is appointed for the Borrowers or any of its/his property, or the Borrowers make or propose in writing, an assignment for the benefit of creditors generally and any such proceeding or any such appointment is not terminated within sixty (60) days thereafter; and/or  (f) a material adverse change occurs with respect to the Borrowers, and/or the Equipment.

4.2           Upon the occurrence of any one or more breaches of the Agreement, CoActiv is entitled to exercise any and all rights and remedies available to it hereunder, under the Loan Documents and applicable law and at equity, which include, without limitation:  (a) the entire principal balance of each Loan plus all accrued interest, late charges, restructure fees, and all of CoActiv’s costs and counsel fees shall, immediately and without any notice, accelerate and become due and payable;  (b) confess judgment against the Borrowers, at CoActiv’s option in the Court of Common Pleas of Montgomery County, Pennsylvania and thereafter domesticate or transfer that judgment to any State in which Borrowers may be found or in which real property belonging to Borrowers may be situated; and, without limiting the generality of the foregoing;  (c) CoActiv shall be entitled to all accrued interest calculated at the rate of ten (10%) percent per annum on the unpaid balance with interest calculated from the date of the occurrence of such default or breach of this Agreement plus actual counsel fees incurred to collect this debt.

5.           Independent Decision.  Each party enters into this Agreement freely and voluntarily and on the advice of independent counsel, and each party acknowledges the terms and conditions hereof to be a fair and reasonable settlement of its respective legal and equitable rights.

6.           General Release.  In consideration for CoActiv’s agreement to enter into this Agreement and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Borrowers, each, on behalf of itself/himself/herself and all of its/his/her present, past and future parents, subsidiaries, affiliates, predecessors, successors, assigns, trustees, agents, attorneys, shareholders, directors, officers, members, partners, and employees all persons or entities claiming by, through, or under such any of them (the “Releasors”), does hereby unconditionally remise, release and forever discharge CoActiv, its present, past and future parents, subsidiaries, affiliates, shareholders, partners, officers, directors, employees, agents, attorneys, divisions, predecessors, successors and assigns (the “Releasees”) from any and all manner of actions, causes of action, suits, claims, counterclaims, crossclaims, defenses and demands whatsoever, arising from any and all debts, demands, proceedings, agreements, contracts, judgments, damages, accounts, reckonings, executions, controversies, claims, liabilities, and facts whatsoever whether known or unknown, whether contingent or fixed, liquidated or unliquidated, at law or at equity, if any, which the Borrowers and/or any other Releasors ever had, now has, and/or hereafter may have against the Releasees, for or by reason of any cause, matter or thing whatsoever arising from the beginning of the world through the date hereof, including, but not limited to, all claims relating to the loan transactions between the Borrowers and CoActiv.

7.           Unenforceable Provisions.  If any provision of this Agreement is found to be unenforceable, this Agreement shall be modified to the extent necessary so that the remainder of the Agreement is held to be valid and enforceable, however the release language in paragraph 6 shall never be effective unless and until all sums due CoActiv are remitted in full.  Time is of the essence herein.  Borrowers may not assign its liabilities under this Agreement without the prior written consent of CoActiv.

8.           Representations and Warranties.  To induce CoActiv to enter into this Agreement the Borrowers make the following representations and warranties to CoActiv, each and all of which shall survive the execution and delivery of this Agreement:

3.4 Any person signing this Agreement for a party represents and warrants that he/she has express authority to sign this Agreement for that party and agrees to indemnify and hold the opposing party harmless for costs or consequences of the absence of actual authority to sign;

3.5 Each and every item of Equipment is located at one of the following addresses:  One Neshaminy Interplex, Suite 201, Trevose, PA 19053; 3209 North Mill Road, Vineland, NJ 18360; 1000 Page Avenue, Lyndhurst, NJ 07071.

9.           Governing Law, Jurisdiction and Venue. This Agreement shall be governed and enforced in accordance with the internal laws of the Commonwealth of Pennsylvania without application of its principles of conflicts of law rules.  Any suit to enforce this Agreement may only be brought in the United States District Court for the eastern District of Pennsylvania, or if subject matter jurisdiction is lacking, only in the Court of common Pleas of Montgomery County, Pennsylvania.

10.           Binding Effect.  This Agreement shall be binding upon the parties, and their respective heirs, assigns, officers, directors, agents, shareholders, principals, employees, successors and predecessors in interest, and all persons, firm, and legal entities legally responsible for the actions of the parties hereto.

11.           Entire Agreement.  Except as specifically stated herein, this Agreement constitutes the entire agreement between the parties and supersedes all agreements, represetn6ations, warranties, statements, promises, and understandings not delivered in connection herewith.  Neither party has in any way relied, nor shall in any way rely, upon any oral or written agreements, representations, warranties, statements, promises, or understandings not specifically set forth in this Agreement.

12.           Multiple Copies or Counterparts.  The original and one or more copies of this Agreement may be executed in counterparts by one or more of the parties hereto.  In such event, all of such executed copies shall have the same force and effect as the executed original and all of such counterparts taken together shall have the effect of a fully executed original.  A facsimile signature shall be as valid and binding as an originally executed document.

13.           Warrant of Attorney.  THE FOLLOWING PARAGRAPH SETS FORTH A WARRANT OF AUTHORITY FOR ANY ATTORNEY TO CONFESS JUDGMENT AGAINST BORROWERS.  IN GRANTING THIS WARRANT OF ATTORNEY TO CONFESS JUDGMENT AGAINST BORROWERS, THE BORROWERS FOLLOWING CONSULTATION WITH SEPARATE COUNSEL AND WITH KNOWLEDGE OF THE LEGAL EFFECT HEREOF, HEREBY KNOWINGLY, INTENTIONALLY, VOLUNTARILY AND UNCONDITIONALLY WAIVE ANY AND ALL RIGHTS BORROWERS HAVE OR MAY HAVE TO PRIOR NOTICE AND AN OPPORTUNITY FOR HEARING UNDER THE RESPECTIVE CONSTITUTIONS AND LAWS OF THE UNITED STATES OF AMERICA, THE COMMONWEALTH OF PENNSYLVANIA, OR ELSEWHERE.  IT IS SPECIFICALLY ACKNOWLEDGED BY THE UNDERSIGNED THAT COACTIV HAS RELIED ON THIS WARRANT OF ATTORNEY IN ENTERING INTO THIS AGREEMENT AND AS AN INDUCEMENT TO GRANT CERTAIN FINANCIAL ACCOMMODATIONS TO BORROWERS.

BORROWERS EACH HEREBY IRREVOCABLY AUTHORIZE AND EMPOWER COACTIV, BY AND THROUGH ANY ATTORNEY OR ANY CLERK OF ANY COURT OF RECORD, TO APPEAR FOR AND CONFESS JUDGMENT AGAINST BORROWERS  (A) FOR SUCH SUMS AS ARE DUE AND/OR MAY BECOME DUE ON THE OBLIGATIONS EVIDENCED BY THIS AGREEMENT TOGETHER WITH INTEREST AND COSTS OF SUIT, INCLUDING ACTUAL REASONABLE ATTORNEY’S FEES INCURRED BY REASON OF SUCH DEFAULT AND IN COLLECTION OF THE AFORESAID OBLIGATIONS, AND/OR (B) IN ANY ACTION OF REPLEVIN INSTITUTED BY COACTIV TO OBTAIN POSSESSION OF ANY COLLATERAL SECURING THE LOAN, THE NOTE OR SECURING ANY OF THE OBLIGATIONS, IN EITHER CASE WITH OR WITHOUT DECLARATION, WITH COSTS OF SUIT, WITHOUT STAY OF EXECUTION AND WITH AN AMOUNT, FOR LIEN PRIORITY PURPOSES, EQUAL TO THE AMOUNT OF SUCH JUDGMENT, PLUS ACTUAL ATTORNEY’S COLLECTION FEES.  TO THE EXTENT PERMITTED BY LAW, BORROWERS:  (1) WAIVE THE RIGHT OF INQUISITION ON ANY REAL ESTATE LEVIED ON, VOLUNTARILY CONDEMN THE SAME, AUTHORIZE THE PROTHONOTARY OR CLERK TO ENTER UPON THE WRIT OF EXECUTION;  (2) WAIVE AND RELEASE ALL RELIEF FROM ALL REDEMPTION, APPRAISEMENT, STAY, EXEMPTION, OR APPEAL LAWS OF ANY STATE NOW IN FORCE OR HEREAFTER ENACTED; AND (3) RELEASE ALL ERRORS IN SUCH PROCEEDINGS.  IF A COPY OF THIS AGREEMENT, VERIFIED BY AFFIDAVIT, BY OR ON BEHALF OF COACTIV SHALL HAVE BEEN FILED IN SUCH ACTION, IT SHALL NOT BE NECESSARY TO FILE THE ORIGINAL OF THIS AGREEMENT AS A WARRANT OF ATTORNEY.  THE AUTHORITY AND POWER TO APPEAR FOR AND ENTER JUDGMENT AGAINST BORROWERS SHALL NOT BE EXHAUSTED BY THE INITIAL EXERCISE THEREOF, AND THE SAME MAY BE EXERCISED, FROM TIME TO TIME, AS OFTEN AS COACTIV MAY DEEM NECESSARY AND DESIRABLE, AND THIS AGREEMENT SHALL BE A SUFFICIENT WARRANT THEREFOR.  COACTIV MAY ENTER ONE OR MORE JUDGMENTS IN THE SAME OR DIFFERENT JURISDICTIONS FOR ALL OR PART OF BORROWERS’ RESPECTIVE OBLIGATIONS, WITHOUT REGARD TO WHETHER JUDGMENT HAS THERETOFOR BEEN ENTERED ON MORE THAN ONE OCCASION FOR THE SAME OBLIGATIONS.  IN THE EVENT ANY JUDGMENT ENTERED AGAINST BORROWERS HEREUNDER IS STRICKEN OR OPENED UPON APPLICATION BY OR ON BORROWERS BEHALF FOR ANY REASON WHATSOEVER, COACTIV IS HEREBY AUTHORIZED AND EMPOWERED TO AGAIN APPEAR FOR AND CONFESS JUDGMENT AGAINST BORROWERS FOR ANY PART OR ALL OF THE OBLIGATIONS; INCLUDING, WITHOUT LIMITATION, A SUBSEQUENT ENTRY OR ENTRIES OF JUDGMENT BY COACTIV TO CURE ANY ERROR OR DEFECTS IN SUCH PRIOR PROCEEDINGS.

A FAXED COPY OF THIS DOCUMENT SHALL BE ACCEPTED AS A LEGAL AND BINDING AGREEMENT PENDING RECEIPT OF THE EXECUTED ORIGINAL HEREOF WHICH IS REQUIRED TO BE IMMEDIATELY FORWARDED TO COACTIV VIA OVERNIGHT DELIVERY UPON ITS FULL EXECUTION.

IN WITNESS WHEREOF, the parties hereto, expressly intending to be legally bound, have caused their duly authorized representatives to sign this Agreement as of the above day and date.

WITNESS/ATTEST:		Borrowers:
Pure Earth, Inc., Juda Construction, Ltd.,
and Pure Earth Materials, Inc.

By:	/s/ Deborah J. Salvi	/s/ Brent Kopenhaver
	Name: Deborah J. Salvi	Name: Brent Kopenhaver
	Title: Office Manager	Title: CFO

CoActiv Capital Partners, Inc.
/s/ Gregory Kalescky
Name: Gregory Kalescky
Title: Vice President